Exhibit 99.1
LIVE OAK BANCSHARES, INC. REPORTS THIRD QUARTER 2023 RESULTS
Wilmington, NC, October 25, 2023 - Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or “the Company”) today reported third quarter of 2023 net income of $39.8 million, or $0.88 per diluted share.
“The success of our quarter shows that Live Oak Bank remains on a path of sustainable and sound growth to fulfill our mission to be America’s small business bank,” said Live Oak Chairman and CEO James S. (Chip) Mahan III. “Our products continue to be delivered with a focus on high-touch service, and our branchless technology-driven platform is an efficient way to get capital into the hands of small business owners.”
Third Quarter 2023 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	3Q 2023	2Q 2023	Dollars	Percent	3Q 2022
Total revenue (1)	$127,301	$108,458	$18,843	17%	$141,610
Total noninterest expense	74,262	76,457	(2,195)	(3)	83,048
Income before taxes	42,760	18,973	23,787	125	44,393
Effective tax rate	6.9%	7.5%	n/a	n/a	3.4%
Net income	$39,793	$17,544	$22,249	127%	$42,868
Diluted earnings per share	0.88	0.39	0.49	126	0.96
Loan and lease production:
Loans and leases originated	$1,073,255	$861,033	$212,222	25%	$1,005,235
% Fully funded	52.2%	49.4%	n/a	n/a	54.0%
Total loans and leases:	$8,775,235	$8,360,174	$415,061	5%	$7,391,031
Total assets:	10,950,460	10,819,196	131,264	1	9,314,650
Total deposits:	10,003,642	9,879,111	124,531	1	8,404,909
(1)Total revenue consists of net interest income and total noninterest income.
Loans and Leases
As of September 30, 2023, the total loan and lease portfolio was $8.78 billion, 5.0% above its level at June 30, 2023, and 18.7% above its level a year ago. This growth was the product of strong origination volumes. Compared to the second quarter of 2023, loans and leases held for investment increased $366.2 million, or 4.7%, to $8.20 billion while loans held for sale increased $48.8 million, or 9.3%, to $572.6 million. Average loans and leases were $8.58 billion during the third quarter of 2023 compared to $8.29 billion during the second quarter of 2023.
The total loan and lease portfolio at September 30, 2023, and June 30, 2023, was comprised of 39.0% and 39.6% of guaranteed loans and leases, respectively.
Loan and lease originations totaled $1.07 billion during the third quarter of 2023, an increase of $212.2 million, or 24.6%, from the second quarter of 2023. Loan and lease originations increased $68.0 million, or 6.8%, from the third quarter of 2022.

Deposits
Total deposits increased to $10.00 billion at September 30, 2023, an increase of $124.5 million compared to June 30, 2023, and an increase of $1.60 billion compared to September 30, 2022. The increase in total deposits from prior periods was to support growth in the loan and lease portfolio combined with strong deposit inflows.
Average total interest-bearing deposits for the third quarter of 2023 increased $208.5 million, or 2.2%, to $9.70 billion, compared to $9.49 billion for the second quarter of 2023. The ratio of average total loans and leases to average interest-bearing deposits was 88.5% for the third quarter of 2023, compared to 87.3% for the second quarter of 2023.
Net Interest Income
Net interest income for the third quarter of 2023 was $89.4 million compared to $84.3 million for the second quarter of 2023 and $83.9 million for the third quarter of 2022. The net interest margin for the third quarter of 2023 and second quarter of 2023 was 3.37% and 3.29%, respectively, an increase of 8 basis points quarter over quarter. This increase was due to higher average loan balances and yields outpacing increases in both volume and cost of deposits. During the third quarter of 2023, the average cost of interest-bearing liabilities increased by 13 basis points while the average yield on interest-earning assets increased by 18 basis points.
The increase in net interest income for the third quarter of 2023 compared to the third quarter of 2022 was driven by growth in average loans and leases held for investment. Partially mitigating this increase was a decrease in the net interest margin by 47 basis points arising from an increase in deposits combined with the increase in average cost of funds outpacing the increase in average yield on interest-earning assets.
Noninterest Income
Noninterest income for the third quarter of 2023 was $37.9 million, an increase of $13.7 million compared to the second quarter of 2023, and a decrease of $19.8 million compared to the third quarter of 2022. The primary drivers in noninterest income changes are outlined below.
The Company changed the valuation techniques used to estimate the fair value of servicing rights and loans measured at fair value as a result of rising interest rates and their impacts on market conditions. These revisions provide estimates that the Company believes are more representative of fair value. These estimate changes were implemented as of July 1, 2023, and resulted in one-time adjustments on that date to increase the estimated value of the servicing asset by $13.7 million and loans measured at fair value by $1.3 million, or a total impact to noninterest income of $15.0 million.
The loan servicing asset revaluation resulted in a gain of $11.3 million for the third quarter of 2023 (inclusive of the one-time adjustment discussed above) compared to a $2.8 million loss for the second quarter of 2023 and a $1.3 million loss for the third quarter of 2022. The increase in the servicing asset revaluation for both comparative periods was principally the result of the above discussed third quarter of 2023 change in estimate.
Net gains on sales of loans for the third quarter of 2023 was $12.7 million, a $1.9 million increase compared to the second quarter of 2023, and a $3.4 million increase compared to the third quarter of 2022. The increase in net gains on sales of loans compared to the second quarter of 2023 was principally the result of the above discussed change in estimate effective during the third quarter of 2023, resulting in incrementally higher servicing asset values recognized when loans are sold and corresponding higher gains on sale. The increase in net gains on sales of loans compared to the third quarter of 2022 was principally the result of a higher volume of loan sales in the third quarter of 2023. The volume of guaranteed loans sold was $225.6 million for the third quarter of 2023, compared to $245.1 million sold in the second quarter of 2023, and $148.1 million sold in the third quarter of 2022. Partially mitigating the increase in net gains on loan sales was lower premiums in the third quarter of 2023 compared to the third quarter of 2022. The average gain on sale premium of guaranteed loans was 105%, 105% and 108% for the third quarter of 2023, second quarter of 2023 and third quarter of 2022, respectively.
Loans accounted for under the fair value option had a net loss of $568 thousand for the third quarter of 2023 (inclusive of the one-time adjustment discussed above), a $1.7 million net gain for the second quarter of 2023, and a $4.4 million net gain for the third quarter of 2022. The decrease in valuation of loans accounted for under the fair value option compared to the second quarter of 2023 was largely the result of credit losses partially offset by the previously discussed change in estimate. The decrease compared to the third quarter of 2022 was principally the result of negative market trends between the comparative periods.
Equity method investment losses totaled $1.0 million for the third quarter of 2023, a $30.2 million decrease from the net gain of $29.1 million in the third quarter of 2022. The decrease was principally related to the $28.4 million gain arising in the third quarter of 2022 associated with the acquisition of the Company’s ownership in Payrailz, LLC.

Noninterest Expense
Noninterest expense for the third quarter of 2023 totaled $74.3 million compared to $76.5 million for the second quarter of 2023 and $83.0 million for the third quarter of 2022. The primary driver for the decrease compared to the third quarter of 2022 was $7.7 million of impairment charges in the third quarter of 2022 primarily related to a new renewable energy tax credit investment.
Asset Quality
During the third quarter of 2023, the Company recognized net charge-offs for loans carried at historical cost of $9.1 million, compared to $1.2 million in the second quarter of 2023 and $1.7 million in the third quarter of 2022. The increase in net charge-offs was primarily related to a single borrower relationship for which a significant portion was reserved in the second quarter of 2023. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended September 30, 2023, June 30, 2023 and September 30, 2022, was 0.48%, 0.06% and 0.12%, respectively.
Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $6.5 million and $8.6 million accounted for under the fair value option at September 30, 2023, and June 30, 2023, respectively, decreased to $33.3 million, or 0.43%, of loans and leases held for investment which are carried at historical cost, at September 30, 2023, compared to $44.9 million, or 0.61%, at June 30, 2023.
Provision for Loan and Lease Credit Losses
The provision for loan and lease credit losses for the third quarter of 2023 totaled $10.3 million compared to $13.0 million for the second quarter of 2023 and $14.2 million for the third quarter of 2022. The provision expense in the third quarter of 2023 was primarily the result of continued growth of the loan and lease portfolio combined with specific reserve changes on individually evaluated loans and charge-off related impacts.
The allowance for credit losses on loans and leases totaled $121.3 million at September 30, 2023, compared to $120.1 million at June 30, 2023. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.56% and 1.62% at September 30, 2023, and June 30, 2023, respectively.
Income Tax
Income tax expense and related effective tax rate was $3.0 million and 6.9% for the third quarter of 2023, $1.4 million and 7.5% for the second quarter of 2023 and $1.5 million and 3.4% for the third quarter of 2022, respectively. The higher level of income tax expense for the third quarter of 2023 compared to the second quarter of 2023 was principally related to increased pretax income. The higher level of income tax expense in the third quarter of 2023 compared to the third quarter of 2022 was primarily the result of higher than anticipated investment tax credits in the third quarter of 2022 related to renewable energy investments, arising from the impacts of the passage of the Inflation Reduction Act of 2022 combined with higher than expected costs, as a result of the inflationary environment.
Conference Call
Live Oak will host a conference call to discuss the company's financial results and business outlook tomorrow, October 26, 2023, at 9:00 a.m. ET. The call will be accessible by telephone and webcast using Conference ID: 73371580. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event. The conference call details are as follows:
Live Telephone Dial-In
U.S.: 888.259.6580
International: +1 416.764.8624
Pass Code: None Required
Live Webcast Log-In
Webcast Link: investor.liveoakbank.com
Registration: Name and Email Required
Multi-Factor Code: Provided After Registration

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the impacts of global health crises and pandemics, such as the Coronavirus Disease 2019 (COVID-19) pandemic, on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; changes in political and economic conditions, including any prolonged U.S. government shutdown; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
William C. (BJ) Losch, III | President & CFO | Investor Relations | 910.202.6926
Claire Parker | Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended					3Q 2023 Change vs.
	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023	3Q 2022
Interest income						%	%
Loans and fees on loans	$162,722	$152,362	$139,052	$127,310	$107,880	6.8	50.8
Investment securities, taxable	8,701	8,503	7,547	6,716	5,506	2.3	58.0
Other interest earning assets	9,188	8,847	4,817	2,584	2,448	3.9	275.3
Total interest income	180,611	169,712	151,416	136,610	115,834	6.4	55.9
Interest expense
Deposits	90,914	85,003	67,595	50,357	31,553	7.0	188.1
Borrowings	287	407	1,804	351	395	(29.5)	(27.3)
Total interest expense	91,201	85,410	69,399	50,708	31,948	6.8	185.5
Net interest income	89,410	84,302	82,017	85,902	83,886	6.1	6.6
Provision for loan and lease credit losses	10,279	13,028	19,021	19,671	14,169	(21.1)	(27.5)
Net interest income after provision for loan and lease credit losses	79,131	71,274	62,996	66,231	69,717	11.0	13.5
Noninterest income
Loan servicing revenue	6,990	6,687	6,380	6,296	6,230	4.5	12.2
Loan servicing asset revaluation	11,335	(2,831)	356	(5,016)	(1,324)	500.4	956.1
Net gains on sales of loans	12,675	10,804	10,175	7,362	9,275	17.3	36.7
Net (loss) gain on loans accounted for under the fair value option	(568)	1,728	(4,529)	571	4,420	(132.9)	(112.9)
Equity method investments (loss) income	(1,034)	(2,055)	(2,952)	(1,818)	29,136	49.7	(103.5)
Equity security investments (losses) gains, net	(783)	121	77	868	876	(747.1)	(189.4)
Lease income	2,498	2,535	2,535	2,555	2,516	(1.5)	(0.7)
Management fee income	3,277	3,266	3,472	3,200	2,844	0.3	15.2
Other noninterest income	3,501	3,901	4,065	5,053	3,751	(10.3)	(6.7)
Total noninterest income	37,891	24,156	19,579	19,071	57,724	56.9	(34.4)
Noninterest expense
Salaries and employee benefits	42,947	43,066	44,765	42,560	43,479	(0.3)	(1.2)
Travel expense	2,197	2,770	2,411	1,872	2,372	(20.7)	(7.4)
Professional services expense	1,762	1,996	927	2,453	2,505	(11.7)	(29.7)
Advertising and marketing expense	3,446	3,009	3,603	3,892	2,621	14.5	31.5
Occupancy expense	2,129	2,205	1,925	3,469	2,519	(3.4)	(15.5)
Technology expense	7,722	8,005	7,729	8,849	7,770	(3.5)	(0.6)
Equipment expense	3,676	4,023	3,818	3,759	3,761	(8.6)	(2.3)
Other loan origination and maintenance expense	3,498	3,442	3,927	3,657	3,376	1.6	3.6
Renewable energy tax credit investment impairment	—	—	69	8,446	7,721	—	(100.0)
FDIC insurance	4,115	5,061	3,403	2,923	2,697	(18.7)	52.6
Contributions and donations	—	—	—	33	191	—	(100.0)
Other expense	2,770	2,880	6,385	2,672	4,036	(3.8)	(31.4)
Total noninterest expense	74,262	76,457	78,962	84,585	83,048	(2.9)	(10.6)
Income before taxes	42,760	18,973	3,613	717	44,393	125.4	(3.7)
Income tax expense (benefit)	2,967	1,429	3,215	(1,075)	1,525	107.6	94.6
Net income	$39,793	$17,544	$398	$1,792	$42,868	126.8	(7.2)
Earnings per share
Basic	$0.89	$0.40	$0.01	$0.04	$0.97	122.5	(8.2)
Diluted	$0.88	$0.39	$0.01	$0.04	$0.96	125.6	(8.3)
Weighted average shares outstanding
Basic	44,408,997	44,327,474	44,157,156	44,005,220	43,914,920
Diluted	45,268,745	44,835,089	44,964,616	44,794,941	44,797,109

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended					3Q 2023 Change vs.
	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2023	3Q 2022
Assets						%	%
Cash and due from banks	$534,774	$808,131	$463,186	$280,239	$335,046	(33.8)	59.6
Federal funds sold	—	—	—	136,397	68,324	—	(100.0)
Certificates of deposit with other banks	3,750	4,000	4,000	4,000	4,250	(6.3)	(11.8)
Investment securities available-for-sale	1,099,878	1,133,146	1,149,691	1,014,719	1,005,372	(2.9)	9.4
Loans held for sale	572,604	523,776	533,292	554,610	537,649	9.3	6.5
Loans and leases held for investment (1)	8,202,631	7,836,398	7,686,987	7,344,178	6,853,382	4.7	19.7
Allowance for credit losses on loans and leases	(121,273)	(120,116)	(108,242)	(96,566)	(78,291)	(1.0)	(54.9)
Net loans and leases	8,081,358	7,716,282	7,578,745	7,247,612	6,775,091	4.7	19.3
Premises and equipment, net	258,041	269,485	268,138	263,290	260,285	(4.2)	(0.9)
Foreclosed assets	6,701	—	—	—	1,178	100.0	468.8
Servicing assets	47,127	31,042	29,357	26,323	29,081	51.8	62.1
Other assets	346,227	333,334	337,888	328,308	298,374	3.9	16.0
Total assets	$10,950,460	$10,819,196	$10,364,297	$9,855,498	$9,314,650	1.2	17.6
Liabilities and shareholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$239,536	$229,833	$176,439	$194,100	$170,336	4.2	40.6
Interest-bearing	9,764,106	9,649,278	9,245,555	8,690,828	8,234,573	1.2	18.6
Total deposits	10,003,642	9,879,111	9,421,994	8,884,928	8,404,909	1.3	19.0
Borrowings	25,847	28,317	30,767	83,203	35,616	(8.7)	(27.4)
Other liabilities	70,603	79,280	88,729	76,334	71,957	(10.9)	(1.9)
Total liabilities	10,100,092	9,986,708	9,541,490	9,044,465	8,512,482	1.1	18.7
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	340,929	341,032	334,672	330,854	325,632	—	4.7
Class B common stock (non-voting)	—	—	—	—	—	—	—
Retained earnings	627,759	589,036	572,530	572,497	571,778	6.6	9.8
Accumulated other comprehensive loss	(118,320)	(97,580)	(84,395)	(92,318)	(95,242)	21.3	24.2
Total shareholders' equity	850,368	832,488	822,807	811,033	802,168	2.1	6.0
Total liabilities and shareholders’ equity	$10,950,460	$10,819,196	$10,364,297	$9,855,498	$9,314,650	1.2	17.6
(1)Includes $410.1 million, $441.8 million, $467.0 million, $494.5 million and $512.2 million measured at fair value for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022 respectively.

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Interest income
Loans and fees on loans	$454,136	$291,235
Investment securities, taxable	24,751	12,951
Other interest earning assets	22,852	3,677
Total interest income	501,739	307,863
Interest expense
Deposits	243,512	64,678
Borrowings	2,498	1,586
Total interest expense	246,010	66,264
Net interest income	255,729	241,599
Provision for loan and lease credit losses	42,328	21,272
Net interest income after provision for loan and lease credit losses	213,401	220,327
Noninterest income
Loan servicing revenue	20,057	19,063
Loan servicing asset revaluation	8,860	(11,561)
Net gains on sales of loans	33,654	35,882
Net (loss) gain on loans accounted for under the fair value option	(3,369)	475
Equity method investments (loss) income	(6,041)	146,068
Equity security investments (losses) gains, net	(585)	2,487
Lease income	7,568	7,529
Management fee income	10,015	6,890
Other noninterest income	11,467	12,088
Total noninterest income	81,626	218,921
Noninterest expense
Salaries and employee benefits	130,778	128,262
Travel expense	7,378	6,627
Professional services expense	4,685	9,284
Advertising and marketing expense	10,058	6,651
Occupancy expense	6,259	7,619
Technology expense	23,456	19,585
Equipment expense	11,517	11,361
Other loan origination and maintenance expense	10,867	9,511
Renewable energy tax credit investment impairment	69	7,771
FDIC insurance	12,579	6,833
Contributions and donations	—	6,429
Other expense	12,035	9,708
Total noninterest expense	229,681	229,641
Income before taxes	65,346	209,607
Income tax expense	7,611	35,191
Net income	$57,735	$174,416
Earnings per share
Basic	$1.30	$3.98
Diluted	$1.28	$3.88
Weighted average shares outstanding
Basic	44,298,798	43,814,648
Diluted	45,023,739	44,943,432

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Income Statement Data
Net income	$39,793	$17,544	$398	$1,792	$42,868
Per Common Share
Net income, diluted	$0.88	$0.39	$0.01	$0.04	$0.96
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	19.12	18.77	18.58	18.41	18.24
Tangible book value (1)	19.04	18.69	18.50	18.32	18.15
Performance Ratios
Return on average assets (annualized)	1.46%	0.66%	0.02%	0.08%	1.86%
Return on average equity (annualized)	18.68	8.26	0.19	0.88	20.79
Net interest margin	3.37	3.29	3.46	3.76	3.84
Efficiency ratio (1)	58.34	70.49	77.72	80.58	58.65
Noninterest income to total revenue	29.76	22.27	19.27	18.17	40.76
Selected Loan Metrics
Loans and leases originated	$1,073,255	$861,033	$1,030,882	$1,177,688	$1,005,235
Outstanding balance of sold loans serviced	4,028,575	3,813,852	3,616,701	3,481,885	3,345,907
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.56%	1.62%	1.50%	1.41%	1.23%
Net charge-offs (3)	$9,122	$1,154	$6,669	$1,396	$1,741
Net charge-offs to average loans and leases held for investment (2) (3)	0.48%	0.06%	0.38%	0.09%	0.12%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$33,255	$44,899	$22,002	$18,784	$14,334
Guaranteed	65,837	66,322	63,696	54,608	45,730
Total	99,092	111,221	85,698	73,392	60,064
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.43%	0.61%	0.30%	0.27%	0.23%

Nonperforming loans at fair value (4)
Unguaranteed	$6,518	$8,602	$8,193	$6,678	$2,736
Guaranteed	39,378	45,114	43,968	38,212	25,169
Total	45,896	53,716	52,161	44,890	27,905
Unguaranteed nonperforming fair value loans to fair value loans held for investment (4)	1.59%	1.95%	1.75%	1.35%	0.53%

Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	11.63%	11.55%	11.67%	12.46%	13.16%
Tier 1 leverage capital (to average assets)	8.56	8.46	8.70	9.26	9.49
Notes to Quarterly Selected Financial Data
(1)See accompanying GAAP to Non-GAAP Reconciliation.
(2)Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.
(3)Loans and leases at historical cost only (excludes loans measured at fair value).
(4)Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three Months Ended September 30, 2023			Three Months Ended June 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$677,857	$9,188	5.38%	$731,427	$8,847	4.85%
Investment securities	1,257,740	8,701	2.74	1,252,320	8,503	2.72
Loans held for sale	602,109	13,271	8.74	516,378	12,153	9.44
Loans and leases held for investment (1)	7,978,870	149,451	7.43	7,773,816	140,209	7.23
Total interest-earning assets	10,516,576	180,611	6.81	10,273,941	169,712	6.63
Less: Allowance for credit losses on loans and leases	(119,941)			(108,552)
Noninterest-earning assets	499,508			499,661
Total assets	$10,896,143			$10,665,050
Interest-bearing liabilities:
Interest-bearing checking	$300,059	$4,217	5.58%	$300,046	$3,968	5.30%
Savings	4,588,085	45,778	3.96	4,277,850	41,930	3.93
Money market accounts	136,879	202	0.59	121,382	184	0.61
Certificates of deposit	4,675,075	40,717	3.46	4,792,289	38,921	3.26
Total deposits	9,700,098	90,914	3.72	9,491,567	85,003	3.59
Borrowings	27,425	287	4.15	37,997	407	4.30
Total interest-bearing liabilities	9,727,523	91,201	3.72	9,529,564	85,410	3.59
Noninterest-bearing deposits	237,545			205,741
Noninterest-bearing liabilities	78,930			80,427
Shareholders' equity	852,145			849,318
Total liabilities and shareholders' equity	$10,896,143			$10,665,050
Net interest income and interest rate spread		$89,410	3.09%		$84,302	3.04%
Net interest margin			3.37			3.29
Ratio of average interest-earning assets to average interest-bearing liabilities			108.11%			107.81%
(1)Average loan and lease balances include non-accruing loans and leases.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Total shareholders’ equity	$850,368	$832,488	$822,807	$811,033	$802,168
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,759	1,797	1,835	1,873	1,912
Tangible shareholders’ equity (a)	$846,812	$828,894	$819,175	$807,363	$798,459
Shares outstanding (c)	44,480,215	44,351,715	44,290,840	44,061,244	43,981,350
Total assets	$10,950,460	$10,819,196	$10,364,297	$9,855,498	$9,314,650
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,759	1,797	1,835	1,873	1,912
Tangible assets (b)	$10,946,904	$10,815,602	$10,360,665	$9,851,828	$9,310,941
Tangible shareholders’ equity to tangible assets (a/b)	7.74%	7.66%	7.91%	8.20%	8.58%
Tangible book value per share (a/c)	$19.04	$18.69	$18.50	$18.32	$18.15
Efficiency ratio:
Noninterest expense (d)	$74,262	$76,457	$78,962	$84,585	$83,048
Net interest income	89,410	84,302	82,017	85,902	83,886
Noninterest income	37,891	24,156	19,579	19,071	57,724
Total revenue (e)	$127,301	$108,458	$101,596	$104,973	$141,610
Efficiency ratio (d/e)	58.34%	70.49%	77.72%	80.58%	58.65%
This press release presents non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.